Exhibit 99.1
Park Sterling Corporation Announces
Third Quarter 2011 Results
Charlotte, NC — November 2, 2011 — Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank and CapitalBank, today released unaudited results of operations and other financial information for the third quarter of 2011. Highlights for the quarter, as shown below, do not include results from the November 1, 2011 acquisition of CapitalBank:
Third Quarter Highlights:
•	Nonperforming loans decreased $6.1 million, or 22%, compared to the second quarter of 2011 to $21.4 million, or 5.84% of total loans
•	Nonperforming assets decreased $3.9 million, or 12%, compared to the second quarter of 2011 to $28.7 million, or 4.93% of total assets
•	Provision for loan losses decreased $2.7 million, or 82%, to $568,000 compared to the second quarter of 2011
•	Net charge-offs decreased $1.7 million, or 46%, to $2.0 million, or 2.19% of average loans (annualized), compared to $3.7 million, or 3.87% of average loans (annualized), in the second quarter of 2011
•	Net interest income increased slightly to $3.9 million compared to $3.8 million in the second quarter of 2011
•
Net loss of $1.4 million, or $0.05 per diluted share, compared to a net loss of $3.1 million, or $0.11 per diluted share, in the second quarter of 2011 and a net loss of $3.7 million, or $0.23 per diluted share, in the third quarter of 2010

•
Excluding pre-tax, merger-related expenses of $496,000 in the third quarter of 2011 and $632,000 in the second quarter of 2011, the net loss narrowed to $1.1 million, or approximately $0.04 per diluted share, compared to $2.7 million, or approximately $0.10 per diluted share in the second quarter of 2011

•	Capital levels remain strong as tangible common equity as a percentage of tangible assets increased to 29.98% from 28.43% in the second quarter of 2011
Business Highlights:
•	Consummated merger with Community Capital Corporation (“Community Capital”) on November 1, 2011
•
Received regulatory approval for de novo branches in Raleigh, North Carolina and Greenville, South Carolina, with conversion from loan production office to branch offices expected during the fourth quarter of 2011

“Park Sterling’s third quarter was marked by significant progress in reducing problem assets and their attendant drag on earnings,” said Jim Cherry, Chief Executive Officer. “As expected, during the quarter, we began to realize the benefits of our organic growth initiatives with attractive new loan production reported in each of our markets. Combined with our ongoing progress in reducing construction and development exposures, this new loan production contributed to achieving a more balanced loan mix. In addition, Park Sterling’s credit quality continued to improve as nonperforming assets, provision expense, and net charge-offs each decreased, as anticipated.

During the quarter, significant time was devoted to ensuring the successful consummation of our merger with Community Capital. With that merger now complete, we are laser focused on ensuring that we provide customers and communities across our combined footprint with superior products and services. We expect, subject to regulatory approval, to merge our two operating banks, CapitalBank and Park Sterling Bank, into a single charter by year-end, which will allow us to more efficiently and effectively deliver an exceptional customer experience across the new Park Sterling franchise.
On the mergers and acquisitions front, we believe there are a growing number of prospects across Virginia and the Carolinas that will be attracted to a partnership with Park Sterling. They are driven in part by the continuing uncertain regulatory and economic environment, and we remain active in seeking attractive partnership opportunities for Park Sterling.”
Third Quarter 2011 Financial Highlights
Asset Quality
Asset quality continued to improve during the third quarter of 2011. Nonperforming loans, which included $2.0 million in performing troubled debt restructurings (TDRs), decreased $6.1 million, or 22%, to $21.4 million, or 5.84% of total loans, compared to $27.6 million, or 7.25% of total loans, as of June 30, 2011. Nonperforming assets, which included $1.6 million in nonperforming loans held for sale, decreased $3.9 million, or 12%, to $28.7 million, or 4.93% of total assets, down from $32.6 million, or 5.34% of total assets, as of June 30, 2011.
The provision for loan losses decreased $2.7 million, or 82%, to $568,000, compared to the second quarter of 2011. Net charge-offs decreased $1.7 million, or 46%, to $2.0 million, representing 2.19% of average loans on an annualized basis, compared to $3.7 million, or 3.87% of average loans (annualized) in the prior quarter. The allowance for loan losses was $9.8 million, or 2.68% of total loans at September 30, 2011, a decrease of $1.4 million from $11.3 million, or 2.96% of total loans, at June 30, 2011. This decrease in the allowance resulted both from positive trends in credit quality in the loan portfolio and from the recognition of losses on previously identified impaired loans and a related reduction in specific reserves. The allowance represented 45.84% of nonperforming loans (including TDRs) at September 30, 2011 up from 40.91% at June 30, 2011.
Compared to the third quarter of 2010, nonperforming loans increased 61% from $13.4 million, or 3.36% of total loans. Nonperforming assets increased 94% from $14.8 million, or 2.34% of total assets. The provision for loan losses decreased 91% from $6.1 million. Net charge-offs increased 2% from $2.0 million, or 1.97% of average loans (annualized).
Net Interest Income and Net Interest Margin
Net interest income increased slightly to $3.9 million compared to $3.8 million in the second quarter of 2011, and the net interest margin increased 9 basis points during the same time period to 2.69%. The increase in the net interest margin related primarily to a $230,000 decrease in interest expense during the third quarter of 2011, due in large part to improved deposit mix and pricing. Average earning assets decreased $13.4 million, or 2%, compared to the second quarter of 2011, due to an $18.8 million, or 5%, decrease in average loan balances, resulting in part from the resolution of problem credits and a managed decrease in construction and development (C&D) exposure to improve the loan mix.

Compared to the third quarter of 2010, net interest income increased 6% to $3.9 million from $3.6 million, and the net interest margin increased 2 basis points during the same time period. Average interest-earning assets increased $29.0 million, or 5%, resulting from the utilization of net proceeds of $140.2 million from the common stock offering completed during the third quarter of 2010.
Noninterest Income
Noninterest income increased $67,000 compared to the second quarter of 2011 and increased $85,000 compared to the third quarter of 2010. The increase in noninterest income in both periods included $52,000 in incremental other income associated with a new $8 million investment in bank-owned life insurance purchased during the third quarter of 2011. The increase in noninterest income from the third quarter of 2010 was also due in part to higher NSF fees and deposit service charges.
Noninterest Expense
Noninterest expense decreased $258,000 to $5.2 million compared to $5.5 million in the second quarter of 2011. This decrease in noninterest expense primarily reflected $484,000 in lower legal and professional fees, partially offset by an $81,000 increase in other expenses, $76,000 increase in salaries and employee benefits, and $71,000 increase loan and collection expenses. Noninterest expense included $496,000 of merger-related expense during the third quarter of 2011 compared to $632,000 during the second quarter of 2011, primarily in legal and professional fees.
Compared to the third quarter of 2010, noninterest expense increased $2.2 million, primarily due to increased salaries and employee benefits related to the management expansion that occurred during the second half of 2010 and the addition of new employees during 2011. Also impacting the increase in noninterest expense were higher costs related to being a newly public company, merger related expenses resulting from the Community Capital acquisition, and an increase in OREO-related and loan and collection expenses due to the addition of nonperforming assets resulting from a deterioration in the loan portfolio during the second half of 2010.
Balance Sheet and Capital
Total assets decreased $28.3 million, or 5%, compared to the second quarter of 2011. Loans decreased $13.0 million, or 3%, in the third quarter of 2011 resulting in part from the resolution of problem credits and a managed decrease in C&D exposure to improve the loan mix. Cash, interest earning balances, Federal funds sold and investment securities together decreased $26.5 million, or 12%, compared to the second quarter of 2011. The decrease resulted in part from an $8 million investment in bank-owned life insurance that is included in other assets. The decrease also reflected management’s decision to reduce certain lower yielding interest-earning assets by allowing higher priced time deposits to mature without renewal.
Loan mix continued to improve during the third quarter of 2011. Construction and development related exposures decreased 20% compared to the second quarter of 2011. C&D loans represented 15.3% of total loans at September 30, 2011, compared to 18.6% at June 30, 2011 and 27.4% at September 30, 2010. Commercial and industrial loans and owner-occupied commercial real estate loans together increased 5% compared to the second quarter of 2011. C&I and owner-occupied loans represented 30.4% of total loans at September 30, 2011, compared to 28.1% at June 30, 2011 and 24.9% at September 30, 2011. Non-owner-occupied commercial real estate loans and 1-4 family loans remained fairly steady compared to the second quarter of 2011 at 29.5% and 5.4% of total loans, respectively. Home equity lines of credit increased slightly from 14.8% to 15.4% of total loans on a linked-quarter basis.

Total deposits decreased $28.9 million, or 7%, compared to the second quarter of 2011. This decrease in deposits was primarily due to a managed 15% decrease in time deposits, as management both allowed higher-priced special rates to mature without renewal and reduced brokered deposits. The decrease was offset by an 8% increase in money market, NOW and savings deposits, and a 2% increase in demand deposits. Compared to the third quarter of 2010, total deposits decreased $42.4 million, or 10%, resulting from a 32% decrease in time deposits, offset by a 65% increase in money market, NOW and savings deposits, and a 41% increase in demand deposits. Core deposits, which excludes brokered deposits, as a percentage of total deposits were 77%, compared to 76% in the first quarter of 2011 and 72% in the third quarter of 2010.
Shareholders’ equity increased $1.0 million to $174.6 million compared to $173.6 million at June 30, 2011, as an increase in accumulated other comprehensive income offset the third quarter 2011 net loss of $1.4 million. Shareholders’ equity decreased $9.2 million compared to the third quarter of 2010 as a result of $11.9 million in accumulated net losses. Tangible common equity as a percentage of tangible assets was 29.98%, an increase from 28.43% at June 30, 2011 and from 29.06% at September 30, 2010. Tier 1 leverage ratio was 27.13%, compared to 27.07% at June 30, 2011 and 32.80% at September 30, 2010.
During the first quarter of 2011, and as contemplated in the 2010 equity offering, 568,260 shares of restricted stock were issued but will not vest until the Company’s share price achieves certain performance thresholds above the equity offering price (these restricted stock awards vest one-third each at $8.125, $9.10 and $10.40 per share, respectively). Accordingly, these additional shares have been excluded from earnings and tangible book value per share calculations.
* * * * * * *
Conference Call
A conference call will be held at 8:30 a.m., ET this morning (November 2, 2011). The conference call can be accessed by dialing (877) 317-6789 and requesting the Park Sterling Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”
A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed one hour after the call by dialing (877) 344-7529, conference number 10005537.
About Park Sterling Corporation
Park Sterling Corporation is the holding company for Park Sterling Bank, headquartered in Charlotte, North Carolina, and for CapitalBank, headquartered in Greenwood, South Carolina. Park Sterling’s primary focus is to provide financial services to small and mid-sized businesses, owner-occupied and income producing real estate owners, professionals and consumers doing business or residing within its target markets. Park Sterling offers a full array of banking services, including a diverse wealth management group. Park Sterling is committed to building a banking franchise across the Carolinas and Virginia that is noted for sound risk management, superior customer service and exceptional client relationships. For more information, visit www.parksterlingbank.com. Park Sterling’s shares are traded on NASDAQ under the symbol PSTB.
Non-GAAP Measures
Tangible assets, tangible common equity, tangible book value, earnings (loss) excluding merger-related expenses and related ratios and EPS measures, as used throughout this release, are non-GAAP financial measures. Management uses tangible assets, tangible common equity and tangible book value and related ratios to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers. Management uses earnings (loss) excluding merger-related expenses and related EPS measures to evaluate core earnings (loss). For additional information, see “Reconciliation of Non-GAAP Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements
This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding the merger with Community Capital Corporation, the general business strategy of engaging in bank mergers, organic growth including branch openings and anticipated asset size, expansion of product capabilities, anticipated loan growth, refinement of the loan loss allowance methodology, recruiting of key leadership positions, decreases in construction and development loans and other changes in loan mix, changes in deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, credit trends and conditions, including loan losses, allowance, charge-offs, delinquency trends and nonperforming loan and asset levels, residential sales activity and other similar matters. These statements are not guarantees of future results or performance and by their nature involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to management at the time that these disclosures were prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.
You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC: failure to realize synergies and other financial benefits from the merger with Community Capital within the expected time frame; increases in expected costs or difficulties related to integration of the Community Capital merger; inability to identify and successfully negotiate and complete additional combinations with potential merger partners or to successfully integrate such businesses into Park Sterling, including the company’s ability to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination; the effects of negative economic conditions, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of our allowance; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans or in the value of guarantor support for those loans, where applicable; deterioration in the value of securities held in our investment securities portfolio; failure of assumptions underlying the utilization of our deferred tax assets; legal and regulatory developments; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting and the impact on Park Sterling’s financial statements; Park Sterling’s ability to attract new employees; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.
Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.
###
For additional information contact:
David Gaines
Chief Financial Officer
(704) 716-2134
dgaines@parksterlingbank.com

PARK STERLING CORPORATION
CONDENSED INCOME STATEMENT
THREE MONTH RESULTS
($ in thousands, except per share amounts)

	September 30,	June 30,	March 31,		September 30,
	2011	2011	2011	December 31,	2010
	(Unaudited)	(Unaudited)	(Unaudited)	2010 *	(Unaudited)
Interest income
Loans, including fees	$4,283	$4,450	$4,758	$4,984	$4,963
Federal funds sold	22	33	30	46	42
Taxable investment securities	681	684	681	587	370
Tax-exempt investment securities	181	181	171	160	161
Interest on deposits at banks	44	11	14	16	23

Total interest income	5,211	5,359	5,654	5,793	5,559

Interest expense
Money market, NOW and savings deposits	158	176	141	132	104
Time deposits	868	1,080	1,226	1,435	1,490
Short-term borrowings	1	1	—	1	1
Long-term borrowings	140	141	141	140	144
Subordinated debt	190	189	190	188	190

Total interest expense	1,357	1,587	1,698	1,896	1,929

Net interest income	3,854	3,772	3,956	3,897	3,630
Provision for loan losses	568	3,245	4,462	8,237	6,143

Net interest income (loss) after provision	3,286	527	(506)	(4,340)	(2,513)
Total noninterest income	111	44	72	43	26
Noninterest expenses
Salaries and employee benefits	3,051	2,975	2,507	2,114	1,777
Occupancy and equipment	369	301	256	250	236
Advertising and promotion	115	87	38	50	84
Legal and professional fees	721	1,205	307	208	78
Deposit charges and FDIC insurance	134	196	287	185	184
Data processing and outside service fees	142	128	123	109	109
Directors fees	45	45	41	182	164
Net cost of operation of other real estate	101	93	235	16	120
Loan and collection expense	180	109	86	63	82
Shareholder reporting expense	36	94	64	15	8
Other noninterest expense	322	241	290	356	148

Total noninterest expenses	5,216	5,474	4,234	3,548	2,990

Income (loss) before income taxes	(1,819)	(4,903)	(4,668)	(7,845)	(5,477)
Income tax expense (benefit)	(443)	(1,789)	(1,781)	(3,324)	(1,809)

Net income (loss)	$(1,376)	$(3,114)	$(2,887)	$(4,521)	$(3,668)

Earnings (loss) per share, fully diluted	$(0.05)	$(0.11)	$(0.10)	$(0.16)	$(0.23)
Weighted average diluted shares	28,051,098	28,051,098	28,051,098	28,051,098	15,998,924

*	Derived from audited financial statements.

PARK STERLING CORPORATION
CONDENSED INCOME STATEMENT
NINE MONTH RESULTS
($ in thousands, expect per share amounts)

	September 30,	September 30,
	2011	2010
	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$13,491	$15,275
Federal funds sold	85	60
Taxable investment securities	2,046	981
Tax-exempt investment securities	533	481
Interest on deposits at banks	69	51

Total interest income	16,224	16,848

Interest expense
Money market, NOW and savings deposits	475	276
Time deposits	3,174	4,434
Short-term borrowings	2	9
FHLB advances	422	423
Subordinated debt	569	569

Total interest expense	4,642	5,711

Net interest income	11,582	11,137
Provision for loan losses	8,275	8,768

Net interest income (loss) after provision	3,307	2,369
Total noninterest income	227	88
Noninterest expenses
Salaries and employee benefits	8,533	4,328
Occupancy and equipment	926	666
Advertising and promotion	240	237
Legal and professional fees	2,233	237
Deposit charges and FDIC insurance	617	543
Data processing and outside service fees	393	302
Directors fees	131	211
Net cost of operation of other real estate	429	395
Loan and collection expense	375	161
Shareholder reporting expense	194	24
Other noninterest expense	853	406

Total noninterest expenses	14,924	7,510

Income (loss) before income taxes	(11,390)	(5,053)
Income tax expense (benefit)	(4,013)	(1,714)

Net income (loss)	$(7,377)	$(3,339)

Earnings (loss) per share, fully diluted	$(0.26)	$(0.38)
Weighted average diluted shares	28,051,098	8,674,175

*	Derived from audited financial statements.

PARK STERLING CORPORATION
CONDENSED BALANCE SHEETS
($ in thousands)

	September 30,	June 30,	March 31,		September 30,
	2011	2011	2011	December 31,	2010
	(Unaudited)	(Unaudited)	(Unaudited)	2010 *	(Unaudited)
ASSETS
Cash and due from banks	$14,962	$14,349	$54,192	$2,433	$11,591
Interest earning balances at banks	36,311	8,571	3,796	5,040	5,859
Investment securities available-for-sale	130,667	146,734	112,273	140,590	115,357
Federal funds sold	5,295	44,060	57,525	57,905	96,560
Loans held for sale	1,559	1,600	—	—	—
Loans	367,412	380,365	388,187	399,829	397,658
Allowance for loan losses	(9,833)	(11,277)	(11,768)	(12,424)	(13,150)

Net loans	357,579	369,088	376,419	387,405	384,508

Other real estate owned	5,691	3,470	1,565	1,246	1,441
Bank owned life insurance	8,052	—	—	—	—
Other assets	22,267	22,796	22,646	21,489	17,314

Total assets	$582,383	$610,668	$628,416	$616,108	$632,630

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Demand noninterest-bearing	$42,890	$42,156	$37,098	$36,333	$30,468
Money market, NOW and savings	120,017	110,874	107,186	71,666	72,639
Time deposits	212,085	250,876	277,228	299,821	314,042

Total deposits	374,992	403,906	421,512	407,820	417,149

Short-term borrowings	1,083	1,661	1,213	874	1,100
FHLB advances	20,000	20,000	20,000	20,000	20,000
Subordinated debt	6,895	6,895	6,895	6,895	6,895
Accrued expenses and other liabilities	4,796	4,622	4,026	3,418	3,639

Total liabilities	407,766	437,084	453,646	439,007	448,783

Shareholders’ equity:
Common stock	28,619	28,619	28,619	130,438	130,438
Additional paid-in capital	160,368	159,890	159,367	57,102	56,778
Accumulated deficit	(16,878)	(15,502)	(12,388)	(9,501)	(4,981)
Accumulated other comprehensive income (loss)	2,508	577	(828)	(938)	1,612

Total shareholders’ equity	174,617	173,584	174,770	177,101	183,847

Total liabilities and shareholders’ equity	$582,383	$610,668	$628,416	$616,108	$632,630

Common shares issued and outstanding	28,619,358	28,619,358	28,619,358	28,051,098	28,051,098

*	Derived from audited financial statements.
PARK STERLING CORPORATION
SUMMARY OF LOAN PORTFOLIO
($ in thousands)

	September 30,	June 30,	March 31,		September 30,
	2011	2011	2011	December 31,	2010
	(Unaudited)	(Unaudited)	(Unaudited)	2010 *	(Unaudited)
Commercial:
Commercial and industrial	$44,939	$45,056	$48,107	$48,401	$47,166
Commercial real estate — owner-occupied	66,979	61,878	52,764	55,089	51,779
Commercial real estate — investor income producing	108,558	111,349	113,612	110,407	101,359
Acquisition, construction and development	51,522	64,662	75,977	87,846	100,522
Other commercial	7,763	6,840	5,232	3,225	2,866

Total commercial loans	279,761	289,785	295,692	304,968	303,692

Consumer:
Residential mortgage	19,816	21,767	25,034	21,716	20,920
Home equity lines of credit	56,787	56,481	53,725	56,968	58,115
Residential construction	4,787	6,048	7,018	9,051	8,616
Other loans to individuals	6,530	6,494	6,811	7,245	6,413

Total consumer loans	87,920	90,790	92,588	94,980	94,064

Total loans	367,681	380,575	388,280	399,948	397,756
Deferred fees	(269)	(210)	(93)	(119)	(98)

Total loans, net of deferred fees	$367,412	$380,365	$388,187	$399,829	$397,658

*	Derived from audited financial statements.

PARK STERLING CORPORATION
ALLOWANCE FOR LOAN LOSSES
THREE MONTH RESULTS
($ in thousands)

	September 30,	June 30,	March 31,		September 30,
	2011	2011	2011	December 31,	2010
	(Unaudited)	(Unaudited)	(Unaudited)	2010 *	(Unaudited)
Beginning of period allowance	$11,277	$11,768	$12,424	$13,150	$8,974
Provision for loan losses	568	3,245	4,462	8,237	6,143
Loans charged-off	2,113	4,096	5,581	9,000	1,986
Recoveries of loans charged-off	101	360	463	37	19

End of period allowance	9,833	11,277	11,768	12,424	13,150

Net loans charged-off	$2,012	$3,736	$5,118	$8,963	$1,967
Annualized net charge-offs	2.19%	3.87%	5.16%	8.86%	1.97%
PARK STERLING CORPORATION
AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS
THREE MONTHS

	September 30, 2011			September 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans with fees (1)	$367,096	$4,283	4.63%	$399,580	$4,963	4.93%
Fed funds sold	36,505	22	0.24%	70,388	42	0.24%
Taxable investment securities	118,445	681	2.30%	50,216	370	2.95%
Tax-exempt investment securities	16,201	181	4.47%	14,570	161	4.42%
Other interest-earning assets	30,496	44	0.57%	4,971	23	1.84%

Total interest-earning assets	568,743	5,211	3.64%	539,725	5,559	4.09%

Allowance for loan losses	(10,698)			(9,061)
Cash and due from banks	14,315			8,061
Premises and equipment	5,087			4,596
Other assets	29,607			12,339

Total assets	$607,054			$555,660

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Interest-bearing demand	$12,770	$3	0.09%	$9,695	$3	0.12%
Savings and money market	107,069	155	0.57%	52,138	101	0.77%
Time deposits — core	141,154	487	1.37%	192,666	909	1.87%
Time deposits — brokered	93,906	381	1.61%	125,007	581	1.84%

Total interest-bearing deposits	354,899	1,026	1.15%	379,506	1,594	1.67%
Federal Home Loan Bank advances	20,000	140	2.78%	20,000	144	2.86%
Other borrowings	8,418	191	9.00%	8,490	191	8.93%

Total borrowed funds	28,418	331	4.62%	28,490	335	4.67%

Total interest-bearing liabilities	383,317	1,357	1.40%	407,996	1,929	1.88%

Net interest rate spread		3,854	2.23%		3,630	2.21%

Noninterest-bearing demand deposits	44,130			30,833
Other liabilities	5,210			2,168
Shareholders’ equity	174,397			114,663

Total liabilities and shareholders’ equity	$607,054			$555,660

Net interest margin			2.69%			2.67%

(1)	Average loan balances include nonaccrual loans.

PARK STERLING CORPORATION
SELECTED RATIOS
($ in thousands, except per share amounts)

	September 30,	June 30,	March 31.		September 30,
	2011	2011	2011	December 31,	2010
	Unaudited	Unaudited	Unaudited	2010 *	(Unaudited)
ASSET QUALITY
Nonaccrual loans	$19,448	$25,565	$34,027	$40,911	$10,043
Troubled debt restructuring	2,001	2,002	1,198	1,198	3,314
Nonperforming loans	21,449	27,566	35,225	42,109	13,357
OREO	5,691	3,470	1,565	1,246	1,441
Loans held for sale	1,559	1,600	—	—	—
Nonperforming assets	28,699	32,637	36,790	43,356	14,797
Past due 30-59 days (and still accruing)	655	—	3,469	—	6,599
Past due 60-89 days (and still accruing)	819	—	—	—	660
Past due 90 days plus (and still accruing)	—	—	—	—	—

Nonperforming loans to total loans	5.84%	7.25%	9.07%	10.53%	3.36%
Nonperforming assets to total assets	4.93%	5.34%	5.85%	7.04%	2.34%
Allowance to total loans	2.68%	2.96%	3.03%	3.11%	3.31%
Allowance to nonperforming loans	45.84%	40.91%	33.41%	29.50%	98.45%
Allowance to nonperforming assets	34.26%	34.55%	31.99%	28.66%	88.87%

CAPITAL
Book value per share	$6.22	$6.19	$6.23	$6.31	$6.55
Tangible book value per share	$6.22	$6.19	$6.23	$6.31	$6.55
Common shares outstanding	28,619,358	28,619,358	28,619,358	28,051,098	28,051,098
Dilutive common shares outstanding	28,051,098	28,051,098	28,051,098	28,051,098	28,051,098

Tier 1 capital	$162,207	$166,762	$170,956	$173,395	$182,234
Tier 2 capital	13,124	12,143	12,035	12,373	12,280
Total risk based capital	175,331	178,905	182,991	185,768	194,514
Risk weighted assets	439,708	413,846	411,869	431,324	422,956
Average assets	596,997	616,034	604,498	637,650	555,655

Tier 1 ratio	36.89%	40.30%	42.25%	40.20%	43.09%
Total risk based capital ratio	39.87%	43.23%	45.23%	43.07%	45.99%
Tier 1 leverage ratio	27.17%	27.07%	28.36%	27.39%	32.80%
Tangible common equity to tangible assets	29.98%	28.43%	27.81%	28.75%	29.06%

LIQUIDITY
Net loans to total deposits	95.36%	91.38%	89.30%	94.99%	92.18%
Liquidity ratio	49.70%	53.09%	53.99%	50.48%	54.99%
Equity to Total Assets	29.98%	28.43%	27.81%	28.75%	29.06%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	-0.91%	-2.00%	-1.93%	-2.81%	-2.64%
Return on Average Equity	-3.16%	-7.12%	-6.60%	-9.75%	-12.80%
Net interest margin (tax equivalent)	2.69%	2.60%	2.76%	2.52%	2.74%

INCOME STATEMENT (ANNUAL RESULTS)
Return on Average Assets	n/a	n/a	n/a	-1.46%	n/a
Return on Average Equity	n/a	n/a	n/a	-8.00%	n/a
Net interest margin (tax equivalent)	n/a	n/a	n/a	2.95%	n/a

*	Derived from audited financial statements.

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands)

	September 30,	June 30,	March 31,		September 30,
	2011	2011	2011	December 31,	2010
	(Unaudited)	(Unaudited)	(Unaudited)	2010 *	(Unaudited)
Tangible assets
Total assets	$582,383	$610,668	$628,416	$616,108	$632,630
Less: intangible assets	—	—	—	—	—

Tangible assets	$582,383	$610,668	$628,416	$616,108	$632,630

Tangible common equity
Total common equity	$174,617	$173,584	$174,770	$177,101	$183,847
Less: intangible assets	—	—	—	—	—

Tangible common equity	$174,617	$173,584	$174,770	$177,101	$183,847

Tangible book value per share
Issued and outstanding shares	28,619,358	28,619,358	28,619,358	28,051,098	28,051,098
Add: dilutive stock options	—	—	—	—	—
Deduct: nondilutive restricted awards	568,260	568,260	568,260	—	—

Period end dilutive shares	28,051,098	28,051,098	28,051,098	28,051,098	28,051,098

Tangible common equity	$174,617	$173,584	$174,770	$177,101	$183,847
Divided by: period end dilutive shares	28,051,098	28,051,098	28,051,098	28,051,098	28,051,098

Tangible common book value per share	$6.22	$6.19	$6.23	$6.31	$6.55

Earnings per share (excluding merger-related expenses)
Net income (loss)	$(1,376)	$(3,114)	$(2,887)	$(4,521)	$(3,668)
Plus: merger-related expenses	496	632	—	—	—
Less: related income tax expense	(174)	(231)	—	—	—

Net income (loss) (excluding merger-related expenses)	$(1,054)	$(2,713)	$(2,887)	$(4,521)	$(3,668)

Divided by: weighted average dilutive shares	28,051,098	28,051,098	28,051,098	28,051,098	15,998,924

Earnings per share (excluding merger-related expenses)	$(0.04)	$(0.10)	$(0.10)	$(0.16)	$(0.23)

*	Derived from audited financial statements.

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS
NINE MONTHS

	September 30, 2011			September 30, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans with fees (1)	$383,242	$13,491	4.71%	$398,381	$15,275	5.13%
Fed funds sold	48,555	85	0.23%	34,358	60	0.23%
Taxable investment securities	119,084	2,046	2.29%	35,664	981	3.67%
Tax-exempt investment securities	15,634	533	4.55%	14,304	481	4.48%
Other interest-earning assets	13,877	69	0.66%	3,431	51	1.99%

Total interest-earning assets	580,392	16,224	3.74%	486,138	16,848	4.63%

Allowance for loan losses	(11,569)			(8,408)
Cash and due from banks	17,424			7,915
Premises and equipment	4,757			4,619
Other assets	22,674			12,847

Total assets	$613,678			$503,111

Liabilities and stockholders’ equity
Interest-bearing liabilities:
Interest-bearing demand	$11,737	$11	0.13%	$9,440	$6	0.08%
Savings and money market	90,918	464	0.68%	46,039	270	0.78%
Time deposits — core	164,059	1,870	1.52%	186,272	2,718	1.95%
Time deposits — brokered	98,356	1,304	1.77%	130,114	1,716	1.76%

Total interest-bearing deposits	365,070	3,649	1.34%	371,865	4,710	1.69%
Federal Home Loan Bank advances	20,000	422	2.82%	22,820	423	2.48%
Other borrowings	8,276	571	9.22%	8,747	578	8.83%

Total borrowed funds	28,276	993	4.70%	31,567	1,001	4.24%

Total interest-bearing liabilities	393,346	4,642	1.58%	403,432	5,711	1.89%

Net interest rate spread		11,582	2.16%		11,137	2.74%

Noninterest-bearing demand deposits	40,322			28,571
Other liabilities	4,527			1,475
Stockholders’ equity	175,483			69,633

Total liabilities and stockholders’ equity	$613,678			$503,111

Net interest margin			2.67%			3.06%

(1)	Average loan balances include nonaccrual loans.